Consent of Independent Registered Public Accounting Firm
Artesian Resource Corporation
     Defined Contribution Employee Benefit Plan
Newark, Delaware
We consent to the incorporation by reference in the Registration Statement pertaining to the Defined Contribution Employee Benefit Plan of Artesian Resources Corporation of our report dated June 21, 2007, with respect to the financial statements and schedules of the Artesian Resources Corporation Defined Contribution Employee Benefit Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2006.
/s/ McBride Shopa & Company, P.A.
Wilmington, Delaware
June 21, 2007